Exhibit 10.6
Notice of Stock Unit Grant

Sun Healthcare Group, Inc.
2009 Performance Incentive Plan

Name of Grantee:	[______]

Date of Vesting:	[______]

Date of Grant:	[______]

Date of Vesting:	[______]

Date of Vesting:
Notwithstanding the timing rules of Section 6 of the Terms and Conditions of Stock Unit Award, the shares of common stock underlying the vested stock units shall be distributed to the Grantee within 30 days following the earliest to occur of: (i) the date of the Grantee’s Separation from Service (as defined in the Plan), (ii) the five-year anniversary of the Date of Grant, or (iii) a Change in Control.

By signing your name below, you accept this stock unit award and acknowledge and agree that the units are granted under and governed by the terms and conditions of the Sun Healthcare Group, Inc. 2009 Performance Incentive Plan (the “Plan”) and the Terms and Conditions of Stock Unit Award, both of which are hereby made a part of this document.

“GRANTEE” _________________________________ Signature	SUN HEALTHCARE GROUP, INC., a Delaware corporation ________________________________ By: William A. Mathies Its: Chief Executive Officer

Terms and Conditions of Stock Unit Award

Sun Healthcare Group, Inc.
2009 Performance Incentive Plan

1.           Grant of Stock Units.

(a)           Award.  These Terms and Conditions of Stock Unit Award (these “Terms”) apply to a particular stock unit award (the “Award”) if incorporated by reference in the Notice of Stock Unit Grant  (the “Grant Notice”) corresponding to that particular grant.  The recipient of the Award identified in the Grant Notice is referred to as the “Grantee.”  The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Date of Grant.”  The Award was granted under and subject to the Sun Healthcare Group, Inc. 2009 Performance Incentive Plan (the “Plan”).  The number of shares covered by the Award are subject to adjustment under Section 7.1 of the Plan.  Capitalized terms are defined in the Plan if not defined herein.  The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee.  The Grant Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Award.

(b)           Stock Units.  As used herein, a “Stock Unit” is a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent in value to one outstanding share of Common Stock of the Corporation.  The Stock Units shall be used solely as a device for the determination of any payment to eventually be made to the Grantee if and when such Stock Units vest pursuant to Section 2.  The Stock Units create no fiduciary duty to the Grantee and shall create only a contractual obligation on the part of the Corporation to make payments, subject to vesting and the other terms and conditions hereof, as provided in Section 6 below.  The Stock Units shall not be treated as property or as a trust fund of any kind.  No assets have been secured or set aside by the Corporation with respect to the Award and, if amounts become payable to the Grantee pursuant to this Award Agreement, the Grantee’s rights with respect to such amounts shall be no greater than the rights of any general unsecured creditor of the Corporation.

2.           Vesting.  The Award is subject to vesting, with the vesting schedule as set forth in the Grant Notice, and subject to earlier termination or acceleration and subject to adjustment as provided herein and in the Plan.

3.           Continuance of Employment/Service Required; No Employment/Service Commitment.  The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below or under the Plan.

Nothing contained in this Award Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the

Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee under any written employment agreement with the Corporation.

4.           Dividend and Voting Rights.

(a)           Limitations on Rights Associated with Units.  The Grantee shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 4(b) hereof) and no voting rights with respect to the Stock Units or any shares of Common Stock issuable in respect of such Stock Units, until shares of Common Stock are actually issued to and held of record by the Grantee.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the shares.

(b)           Dividend Equivalent Reinvestment.  No later than sixty (60) days following each date that the Corporation pays an ordinary cash dividend on its outstanding Common Stock (if any ordinary cash dividends are paid), for which the related record date occurs after the Date of Grant and prior to the date all Stock Units subject to the Award have either been paid or have terminated, the Corporation shall credit the Grantee with an additional number of Stock Units equal to (a) the amount of the ordinary cash dividend paid by the Corporation on a single share of Common Stock, multiplied by (b) the number of Stock Units subject to the Award outstanding and unpaid as of such record date (including any Stock Units previously credited under this Section 4(b) and with such total number subject to adjustment pursuant to Section 7.1 of the Plan), divided by (c) the closing price of a share of Common Stock on the date the ordinary cash dividend is paid.  Any Stock Units credited pursuant to the foregoing provisions of this Section 4(b) will be subject to the same vesting, payment, termination and other terms, conditions and restrictions as the original Stock Units to which they relate.  No crediting of Stock Units will be made pursuant to this Section 4(b) with respect to any Stock Units which, as of the related record date, have either been paid or have terminated.

5.           Restrictions on Transfer.  Prior to the time the Stock Units are vested and paid, neither the Stock Units comprising the Award nor any interest therein or amount payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution.

6.           Timing and Manner of Payment of Stock Units.  Except as otherwise provided in the Grant Notice, Stock Units subject to this Award Agreement shall be paid in an equivalent number of whole shares of Common Stock (with any fractional Stock Units credited in respect of the Stock Units that are paid rounded down to the nearest whole number of shares of Common Stock) promptly after the vesting of such Stock Units (and in all events not later than the first March 15 following the year in which such Stock Units became vested) in accordance with the terms hereof.  Such payment shall be subject to the tax withholding provisions of Section 9 hereof and Section 8.5 of the Plan and subject to adjustment as provided in Section 7.1 of the Plan and shall be in complete satisfaction of such vested Stock Units.  The Grantee or any other person entitled under the Plan to receive a payment of shares of Common Stock shall deliver to the

Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan.

Notwithstanding the foregoing paragraph, the Grantee may elect (a “Distribution Election”) on the Date of Grant or at such other time as may be provided by the Administrator (and in all cases at a time that complies with the initial deferral election requirements of Section 409A of the Code) and in accordance with rules prescribed the Administrator, not to receive payment upon the vesting of such Stock Units and instead have the Corporation continue to maintain such Stock Units on its books of account.  Distribution Elections may only be made by delivering a written election to the Corporation on a deferral election form provided by the Corporation.  Subject to approval by the Administrator, the distribution of such deferred Stock Units shall be payable as elected by the Grantee on the deferral election form.

7.           Effect of Termination of Employment or Services.  The Grantee’s Stock Units shall be forfeited to the extent such units have not become vested upon the first date the Grantee is no longer employed by or providing services to the Corporation or one of its Subsidiaries, regardless of the reason for the termination of such employment or services, whether with or without cause, voluntarily or involuntarily; provided, however, that if the Grantee’s termination of employment or service is the result of the Grantee’s death or Disability, any then-outstanding and otherwise unvested Stock Units subject to this Award shall thereupon fully vest.  If the Grantee is employed by a Subsidiary and that entity ceases to be a Subsidiary, such event shall be deemed to be a termination of employment of the Grantee for purposes of this Award Agreement, unless the Grantee otherwise continues to be employed by the Corporation or another of its Subsidiaries following such event.  If the Grantee is not an employee or director of the Corporation or a Subsidiary, the Administrator shall be the sole judge for purposes of this Award Agreement whether the Grantee continues to render services to the Corporation or a Subsidiary and the date, if any, upon which such services shall be deemed to have terminated.  The Corporation shall have no obligation as to any Stock Units that are forfeited pursuant to this Section 7.

8.           Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator will make adjustments if appropriate in the number of Stock Units contemplated hereby and the number and kind of securities that may be issued in respect of the Award.

9.           Tax Withholding.  The Corporation shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Corporation or any of its affiliates may reasonably be obligated to withhold with respect to the grant, vesting, or other event with respect to the Stock Units.  The Corporation may, in its sole discretion, withhold a sufficient number of shares of Common Stock in connection with the vesting of the Stock Units at the then fair market value of the Common Stock (determined either as of the date of such withholding or as of the immediately preceding trading day, as determined by the Corporation in its discretion) to satisfy the minimum amount of any such withholding obligations that arise with respect to the vesting of such Stock Units.  The Corporation may take such action(s) without notice to the Grantee and shall remit to the Grantee the balance of any proceeds from withholding such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations.  The Grantee shall have no discretion as to the satisfaction of tax withholding obligations in such manner.  If, however, any withholding event occurs with respect to the Stock Units other than the vesting of such units, or if the Corporation for any reason does not satisfy the withholding obligations with respect to the vesting of the Stock Units as provided above in this Section 9, the Corporation shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.

10.           Notices.  Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the Grantee’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be given only when received, but if the Grantee is no longer an employee of the Corporation or one of its Subsidiaries, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

11.           Plan.  The Award and all rights of the Grantee under this Award Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference.  The Grantee agrees to be bound by the terms of the Plan and of this Award Agreement.  The Grantee acknowledges reading and understanding the Plan, the Prospectus for the Plan, and this Award Agreement.  Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

12.           Entire Agreement.  This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13.           Counterparts.  This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.           Section Headings.  The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15.           Governing Law.  This Award Agreement and the rights of the parties hereunder with respect to the Award shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

16.           Clawback Policy.  The Plan and any awards under the Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of any award under the Plan (including, without limitation and if an award is paid in shares, the repayment of any value received from a disposition of any such shares).

17.           Construction.  It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code.  This Award Agreement shall be construed and interpreted consistent with that intent.